Tidal Commodities Trust I FORM S-1

Exhibit 5.1

K&L Gates LLP 599 lexington avenue new york, ny 10022 T +1 212 536 3900 F +1 212 536 3901 klgates.com

December 22, 2023

Tidal Commodities Trust I

c/o Tidal Investments LLC

234 West Florida Street, Suite 203

Milwaukee, WI 53204

Re: Hashdex Bitcoin ETF (the “Fund”)

Ladies and Gentlemen:

We have acted as counsel to Tidal Commodities Trust I, a Delaware statutory trust (the “Trust”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about December 22, 2023, registering an unlimited number of shares of beneficial interest in the Fund (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 16 of Form S-1 under the Securities Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information filed as part of the Registration Statement; and
(ii)	the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement in effect on the date of this opinion letter.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, relied upon resolutions and other statements by Tidal Investments LLC, as sponsor of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

December 22, 2023

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the state of Delaware and the provisions of the Securities Act. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Registration Statement, when issued and paid for by the purchasers upon the terms described in the Registration Statement, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP